EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44798) of Human Genome Sciences, Inc. of our report dated March 26, 2007 relating to the financial statements of the Human Genome Sciences, Inc. Employee Stock Purchase Plan for the plan years ended December 31, 2006 and 2005, which appears in this Form 11-K.

/s/ Reznick Group, P.C.

Baltimore, Maryland March 26, 2007